Exhibit 5.1

October 21, 2016

Xtant Medical Holdings, Inc.

664 Cruiser Lane

Belgrade, Montana 59714

Re:	Rights Offering

Ladies and Gentlemen:

We have acted as counsel to Xtant Medical Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-1 (File No. 333-213350) filed with the Securities and Exchange Commission (the “Commission”) on August 26, 2016, as amended by Pre-Effective Amendment No. 1, filed with the Commission on September 28, 2016, Pre-Effective Amendment No. 2, filed with the Commission on October 6, 2016, Pre-Effective Amendment No. 3, filed with the Commission on October 17, 2016 and Pre-Effective Amendment No. 4, filed with the Commission on October 21, 2016 (the “Registration Statement”), by the Company, pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the Company’s registration of: (i) non-transferable subscription rights to acquire up to 15,000,000 Units (“Rights”) to be distributed by the Company without consideration in connection with a rights offering (the “Rights Offering”) to holders of shares of the Company’s common stock, par value $0.000001 per share (“Common Stock”) and to holders of the Company’s outstanding convertible notes; (ii) up to 15,000,000 units (“Units”) issuable upon exercise of the Rights, each unit, consisting of one share of Common Stock and one warrant representing the right to purchase one share of Common Stock (“Warrants”); (iii) up to 15,000,000 shares of Common Stock underlying the Units and, if applicable, issuable upon exercise of the Pre-Funded Warrants; (iv) up to 15,000,000 Warrants underlying the Units; (v) up to 15,000,000 shares of Common Stock issuable upon exercise of the Warrants; and (vi) up to 3,000,000 pre-funded warrants (“Pre-Funded Warrants”) which may be issued to certain investors in lieu of Common Stock underlying the Units, to purchase the same number of shares of Common Stock.

In our capacity as counsel, you have requested that we render the opinion set forth in this letter and we are furnishing this opinion letter pursuant to Item 601(b)(5) of Regulation S-K, promulgated by the Commission. We are familiar with the proceedings taken by the board of directors of the Company (the “Board”) in connection with the Rights Offering.  We have examined all such documents as we considered necessary to enable us to render this opinion, including but not limited to: the Registration Statement, including the exhibits thereto; certain resolutions of the Board; corporate records and instruments; and such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

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Xtant Medical Holdings, Inc.

October 21, 2016

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) any certificates representing securities to be issued pursuant to the Rights Offering, as applicable, will be duly executed and delivered; (vi) the Registration Statement has been declared effective at the time of the issuance of the Rights; and (v) the stockholders or convertible note holders will pay in full the Subscription Price for the Units, the shares of Common Stock underlying the Units and the Shares of Common Stock underlying the Warrants and the Pre-Funded Warrants .

Based upon the foregoing, we are of the opinion that:

(1)         The Rights have been duly authorized and, when duly distributed by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law), and by requirements of materiality, reasonableness, good faith and fair dealing.

(2)         The Units have been duly authorized and, if issued upon exercise of the Rights in accordance with the terms of the Rights, will be validly issued, fully paid and nonassessable.

(3)         The shares of Common Stock underlying the Units have been duly authorized and, if issued upon exercise of the Rights in accordance with the terms of the Rights, will be validly issued, fully paid and nonassessable.

(4)         The Warrants and Pre-Funded Warrants have been duly authorized and, if issued upon exercise of the Rights in accordance with the terms of the Rights, and when duly executed and delivered by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board, will constitute valid and legally binding obligations of the Company under the laws of the State of Delaware, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law), and by requirements of materiality, reasonableness, good faith and fair dealing.

(5)         The Common Stock issuable upon the exercise of any Warrants or Pre-Funded Warrants has been duly authorized and, if issued upon exercise of the Warrants or Pre-Funded Warrants against payment therefor in accordance with the terms of the Warrants or Pre-Funded Warrants, as applicable, would be validly issued, fully paid and nonassessable.

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Xtant Medical Holdings, Inc.

October 21, 2016

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is limited to the present laws of the State of Delaware and the present federal law of the United States of America. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is given to you solely for use in connection with the Registration Statement while the Registration Statement is in effect and is not to be relied upon for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Registration Statement.

Very truly yours,

/s/ Ballard Spahr LLP
Ballard Spahr LLP

Atlanta | Baltimore | Bethesda | Delaware | Denver | Las Vegas | Los Angeles | New Jersey | New York | Philadelphia | Phoenix Salt Lake City | San Diego | Washington, DC | www.ballardspahr.com